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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2002 relating to the financial statements and financial statement schedules of ALARIS Medical, Inc., which appears in ALARIS Medical, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

San Diego, California

June 18, 2002

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CONSENT OF INDEPENDENT AUDITORS